UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2021

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street
Indiana	PA	15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On October 26, 2021, First Commonwealth Financial Corporation (the “Company”) issued a press release announcing financial results for the three and nine month periods ended September 30, 2021. A copy of this press release and the related earnings tables are furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On October 26, 2021, the Company announced a cash dividend of $0.115 per share of the Company’s common stock and a new $25 million share repurchase program of the Company's common stock. Both are included in the press release announcing financial results for the three and nine month periods ended September 30, 2021. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibits

99.1	Press Release announcing Third Quarter 2021 Financial Results; Declares Quarterly Dividend and Authorization of a $25 Million Share Repurchase Program.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 26, 2021

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ James R. Reske
Name:	James R. Reske
Title:	Executive Vice President, Chief Financial Officer and Treasurer